Page 1 Ex 3(i)

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/15/2000
                                                             001413631 - 3272897

                          CERTIFICATE OF INCORPORATION
                                       OF
                              SNEEOOSH CORPORATION

     FIRST: The name of this corporation shall be:

                              SNEEOOSH CORPORATION

     SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

     THIRD: The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

           One Thousand Five Hundred (1500) shares with no par value.

     FIFTH: The name and mailing address of the incorporator is as follows:

                             Shirley Jones
                             The Company Corporation
                             1013 Centre Road
                             Wilmington, DE 19805

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this fifteenth day of August, A.D. 2000.

                                      /s/ Shirley Jones
                                      ---------------------------
                                      Shirley Jones, Incorporator

                                                                  Page 2 Ex 3(i)

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/25/2000
                                                             002475491 - 3272897

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SNEEOOSH CORPORATION

     SNEEOOSH CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

     RESOLVED that the Board of Directors hereby declares it is advisable and in the best interests of the Corporation that Article First and Article Fourth of the Certificate of Incorporation be amended to read as follows:

     FIRST: The name of the corporation shall be:

                              SNOHOMISH CORPORATION

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

     Eighty Million shares (80,000,000) shares with par value of One Tenth of One Mill ($0.0001) per share, amounting to Eight Thousand Dollars ($8000.00) are Common Stock, and Twenty Million (20,000,000) shares with a par value of One Tenth of One Mill ($0.0001) per share, amounting to Two Thousand Dollars ($2000.00) are Preferred Stock.

     SECOND: That the said amendments have been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its Secretary, this twentieth day of October, 2000.


                                         /s/ Dal Grauer
                                         -----------------------
                                         Dal Grauer, Secretary

                                                                  Page 3 Ex 3(i)

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:01 AM 05/20/2003
                                                             030325489 - 3272897


                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                                       OF
                              Snohomish Corporation
                             PURSUANT TO SECTION 242

Snohomish Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, pursuant to 8 Del. C. Section 242, does hereby certify:

     FIRST: That at a Special Meeting of the Board of Directors of the said Corporation held on April 15, 2003, the Board of Directors adopted a resolution setting forth the following amendment and declared its advisability and calling a Special Meeting of the Shareholders entitled to vote in respect thereof;

          RESOLVED, that the Certificate of Incorporation of Snohomish Corporation be amended by striking therefrom Article FIRST and inserting in lieu thereof the following:

          FIRST: The name of the Corporation is Yacht Finders, Inc.

Pursuant to 8 Del. C. Section 228(a), shareholders holding all of the issued and outstanding stock, and therefore having the minimum number of votes that would be necessary to authorize the amendment to the Certificate of Incorporation if such action were taken at a meeting of the shareholders, have filed their written consent with the said Corporation.

                                    Snohomish Corporation

                                    By: /s/ Geoffrey Greenwood
                                       -------------------------------
                                       Geoffrey Greenwood, President

Dated: April 15, 2003